UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 29, 2020

American Renal Associates Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware			001-37751	27-2170749
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(IRS Employer Identification Number)

500 Cummings Center	Beverly,	Massachusetts		01915
(Address of principal executive offices)				(Zip code)

(978) 922-3080
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ARA	New York Stock Exchange

Item 5.07	Submission of Matters to a Vote of Security Holders.
American Renal Associates Holdings, Inc. (the “Company”) held its 2020 Annual Meeting of Stockholders on April 29, 2020. For more information on the following proposal submitted to a vote of stockholders, see the Company’s definitive proxy statement dated March 20, 2020, as supplemented and amended by the proxy statement supplement dated April 24, 2020. As disclosed in the proxy statement supplement, the Company withdrew the proposal seeking stockholder ratification of the appointment of Grant Thornton LLP as its independent registered public accounting firm for the year ending December 31, 2020 (“Proposal 2”) as a result of Grant Thornton LLP's decision not to stand for such re-appointment. At the meeting, the Company did not hold a vote on Proposal 2, and any votes cast with respect to Proposal 2 were disregarded. Below are the final voting results on the remaining proposal.

PROPOSAL NO. 1-ELECTION OF DIRECTORS

The Company’s stockholders elected the following Class I directors for a three-year term expiring at the Company’s annual meeting of stockholders in 2023, or until their respective successors are elected and qualified, or their respective earlier death, resignation, retirement, disqualification or removal from office, by the votes set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Michael E. Boxer	23,312,229	3,411,287	—
Thomas W. Erickson	20,648,146	6,075,370	—
Robert H. Fish	20,923,497	5,800,019	—

There were no other items of business raised during the annual meeting and the annual meeting was duly adjourned.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RENAL ASSOCIATES HOLDINGS, INC.

Dated:	April 30, 2020	By:	/s/ Mark Herbers
		Name:	Mark Herbers
		Title:	Interim Chief Financial Officer

3